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AMENDMENT TO THE COASTCAST CORPORATION

SELECTED EMPLOYEES PENSION PLAN

        This Amendment to The Coastcast Corporation Selected Employees Pension Plan (the "Plan"), made pursuant to the right to amend reserved in Section 10.1 of the Plan, amends and modifies the Plan as follows:

        1.    Effective June 12, 2000, Sections 5.1(i) and (j) of the Plan are hereby amended and new subsections (k), (l) and (m) are hereby added at the end thereof to read as follows:

          "(i)  solely with respect to Participants employed in an Eligible Classification on or after May 12, 1998 but before May 12, 1999, $10.60 for Severances occurring on or after May 12, 1998 but before May 12, 1999;

          "(j)  solely with respect to Participants employed in an Eligible Classification on or after May 12, 1999 but before June 12, 2000, $10.85 for Severances occurring on or after May 12, 1998 but before May 12, 1999;

          "(k) solely with respect to Participants employed in an Eligible Classification on or after June 12, 2000 but before June 12, 2001, $11.00 for Severances occurring on or after June 12, 2000 but before June 12, 2001;

          "(l)  solely with respect to Participants employed in an Eligible Classification on or after June 12, 2001 but before June 12, 2002, $11.20 for Severances occurring on or after June 12, 2001 but before June 12, 2002; and

          "(m) solely with respect to Participants employed in an Eligible Classification on or after June 12, 2002, $11.40 for Severances occurring on or after June 12, 2002."

        2.    Effective as of October 1, 2000, the heading of Section V of Schedule A of the Plan shall be revised to read as follows:

  "V.    DETERMINATION OF SINGLE SUM PRESENT VALUE AND AMOUNT OF OPTIONAL BENEFITS FOR PLAN YEARS BEGINNING AFTER 1984 AND BEFORE 2000.

        3.    Effective as of October 1, 2000, the following Section VI shall be added to Schedule A of the Plan:

  "VI.    DETERMINATION OF SINGLE SUM PRESENT VALUE AND AMOUNT OF OPTIONAL BENEFITS FOR PLAN YEARS BEGINNING AFTER 1999.

  For purposes of determining the amount of a distribution from the Plan and from annuity contracts purchased to provide Plan benefits other than distributions in the form of a joint and survivor annuity, a spouse's survivor benefit, or any other non-decreasing annuity payable for a period not less than the life of the Participant or, in the case of a qualified pre-retirement survivor, the life of the Participant's spouse; or that decreases during the life of the Participant merely because of the death of the surviving annuitant (but only if the reduction is to a level not below 50% of the annual benefit payable before the death of the surviving annuitant) or merely because of the cessation or reduction of Social Security supplements or qualified disability payments, actuarial equivalence will be determined on the basis of the applicable mortality table and applicable interest rate under Code Section 417(e), as specified below, if it produces a benefit greater than that determined under Sections III and V of this Schedule A; provided, however, that this Section VI shall not apply to the extent it would cause the Plan to fail to satisfy other Code requirements, including Code Section 415.

  The applicable interest rate under Code Section 417 is the rate of interest on the 30-year Treasury securities as specified by the Commissioner for the month of July immediately preceding the commencement of the Plan Year for which such interest rate applies. A subsequent Plan amendment that changes the date for determining the applicable interest rate (including an indirect change as a result of a change in the Plan Year), shall not be given effect with respect to any distribution during the period commending one year after the later of the amendment's effective date or adoption date, if, during such period and as a result of such amendment, the Participant's distribution would be reduced.

  The applicable mortality table under Code Section 417 is set forth in Revenue Ruling 95-6, 1995-1 C.B. 80.

        4.    Except as amended above the Plan shall continue in full force and effect without any changes.

        IN WITNESS WHEREOF, the Company by its duly authorized officer, has caused this Amendment to be executed this 23rd day of October, 2001.

COASTCAST CORPORATION
By:	/s/ HANS H. BUEHLER Hans H. Buehler President

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AMENDMENT TO THE COASTCAST CORPORATION SELECTED EMPLOYEES PENSION PLAN